EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                       Three Months Ended             Nine Months Ended
                                          December 31,                   December 31,
                                    ------------------------     --------------------------
                                       1995          1994            l995           1994
                                    -----------  -----------     -----------    -----------
PRIMARY
   Average shares outstanding        10,757,508   10,708,412      10,729,697      9,398,512
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using average market price         253,552      385,923         403,690      1,345,462
                                    -----------  -----------     -----------    -----------
TOTAL                                11,011,060   11,094,335      11,133,387     10,743,974
                                    ===========  ===========     ===========    ===========
Net income                          $   668,000  $   528,000     $ 1,477,000    $ 1,245,000
                                    ===========  ===========     ===========    ===========
Per share amount                    $       .06  $       .05     $       .13    $       .12
                                    ===========  ===========     ===========    ===========

FULLY DILUTED
   Average shares outstanding        10,757,508   10,708,412      10,729,697      9,398,512
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using the higher of ending
     or average market price            504,629      385,923         476,104      1,455,667
                                    -----------  -----------     -----------    -----------
TOTAL                                11,262,136   11,094,335      11,205,801     10,854,179
                                    ===========  ===========     ===========    ===========
Net income                          $   668,000  $   528,000     $ 1,477,000    $ 1,245,000
                                    ===========  ===========     ===========    ===========
Per share amount                    $       .06  $       .05     $       .13    $       .11
                                    ===========  ===========     ===========    ===========




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